UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2012

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri  63105
(Address of Principal Executive Offices)

(805) 565-9800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 – Results of Operations and Financial Condition

On November 8, 2012, FutureFuel Corp. (NYSE: FF) (the “Company”) issued a press release announcing the Company’s financial and operating results for the third quarter of 2012.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 5.02 – Appointment of Certain Officers

The Board of Directors has appointed Rose Sparks as the Company's principal financial officer and principal accounting officer effective immediately. Mrs. Sparks, age 46, is a CPA and has served as the controller of FutureFuel Chemical Company (FFCC), the Company's principal operating subsidiary, since the Company's acquisition of FFCC in 2006. In her capacity as controller, Rose manages and supervises FFCC's accounting staff and works closely with Company management in all aspects of financial reporting. Prior to the Company's acquisition of FFCC, Mrs. Sparks worked for Eastman Chemical as the controller at the Batesville plant.

The Board also has named Ann Faitz as its corporate secretary effective immediately. Mrs. Faitz, age 60, has served as the Company's in-house counsel since August, 2008. Prior to her current position, Ann was a partner in the Chisenhall Law Firm in Little Rock, Arkansas for 15 years. Ann holds a Bachelor of Arts degree from Frontbonne College in St. Louis, Missouri and received her Juris Doctor degree from the University of Arkansas-Little Rock in 1986.

Neither Rose Sparks nor Ann Faitz has any family relationship with any other officer or director of the Company.

Item 9.01 – Financial Statements and Exhibits

A copy of the press release is included as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Ann P. Faitz
Ann P. Faitz, Secretary

Date: November 8, 2012